SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K
                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                             September 10, 1997
                             ------------------
                     (Date of earliest event reported)


                             BET HOLDINGS, INC.
                             ------------------
           (Exact name of Registrant as specified in its charter)


        Delaware              1-10880                  52-1742995
     -----------------------------------------------------------------
     (State of          (Commission File No.)      (IRS Employer
     Incorporation)                                Identification No.)


                               One BET Plaza
                             1900 W Place, N.E.
                        Washington, D.C. 20018-1211
        (Address of principal executive offices, including zip code)


                               (202) 608-2000
                               --------------
            (Registrant's telephone number, including area code)


       _____________________________________________________________
       (Former name or former address, if changed since last report)


     ITEM 5.        OTHER EVENTS.

               On September 10, 1997 the Board of Directors of BET Holdings, Inc. (the "Company" or "BET") received a letter (the "Letter") from Robert L. Johnson, BET's Chairman and Chief Executive Officer, and Liberty Media Corporation ("Liberty"), a major shareholder of BET, to acquire, through a newly formed entity owned by them, all of BET's outstanding common stock which they do not own at a price per share of $48.00 cash (the "Offer"). The Letter states that the Offer will be subject to financing on terms and conditions acceptable to them and other terms and conditions customary to transactions of this nature.

               On September 16, 1997 the Board of Directors of the Company announced that it had appointed an independent committee, consisting of Mr. Delano E. Lewis, to review and report to the BET Board its evaluation of the Offer.

               On or about September 11, 1997, purported class actions captioned Behrens v. Robert L. Johnson et al., C.A. No. 15921 N.C., Harbor Finance Partners v. Peter R. Barton et al., C.A. No. 15923 N.C., Tiger Options, L.L.C. v. Robert L. Johnson et al., C.A. No. 15936, Friedman v. Robert L. Johnson et al., C.A. No. 15924 N.C., and Ramos v. Robert L. Johnson et al., C.A. No. 15941 N.C. were filed in the Court of Chancery of the State of Delaware in and for New Castle County. The complaints name as defendants BET and members of its Board of Directors. Three of the complaints also name as defendants Liberty and one of those complaints also names Tele-Communications Inc. ("TCI") as a defendant. The complaints allege, among other things, that the proposed transaction is the product of unfair dealing, that the proposed purchase price is grossly inadequate, that the individual defendants, as well as defendants TCI and Liberty have breached fiduciary duties owing to the holders of the Company's Class A Common Stock including in failing to disclose material information, and that defendants have further breached their fiduciary duties by acting in a manner designed to benefit themselves at the expense of the public holders of the Company's Class A Common Stock. The complaints seek preliminary and permanent injunctive relief, rescission in the event the transaction is consummated and compensatory damages. The Company believes that the claims are meritless and intends to defend them vigorously.

               The above summaries of the Offer and the purported class actions are qualified in their entirety by reference to the complete text of the Letter and the purported class action complaints, which are filed herewith as exhibits 99.1 and 99.3, respectively.

     ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

     EXHIBIT NUMBER
     --------------
     99.1 Letter to the Board of Directors of BET Holdings, Inc. dated September 10, 1997 from Robert L. Johnson and Liberty Media Corporation.

     99.2 Press Release dated September 16, 1997 entitled "BET HOLDINGS' BOARD APPOINTS COMMITTEE TO REVIEW ROBERT L. JOHNSON AND LIBERTY MEDIA OFFER".

     99.3(a)   Behrens v. Robert L. Johnson et al., C.A. No. 15921
               N.C.

     99.3(b) Harbor Finance Partners v. Peter R. Barton et al., C.A. No. 15923 N.C.

     99.3(c)   Tiger Options, L.L.C. v. Robert L. Johnson et al., C.A.
               No. 15936

     99.3(d)   Friedman v. Robert L. Johnson et al., C.A. No. 15924
               N.C.

     99.3(e)   Ramos v. Robert L. Johnson et al., C.A. No. 15941 N.C.



                                 SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BET HOLDINGS, INC.

     Date: September 23, 1997      By:   /s/ Debra L. Lee
                                      ----------------------------
                                      Name:  Debra L. Lee
                                      Title: President and Chief
                                             Operating Officer



                               EXHIBIT INDEX

               The following exhibits are attached hereto and incorporated by reference:

     99.1 Letter to the Board of Directors of BET Holdings, Inc. dated September 10, 1997 from Robert L. Johnson and Liberty Media Corporation.

     99.2 Press Release dated September 16, 1997 entitled "BET HOLDINGS' BOARD APPOINTS COMMITTEE TO REVIEW ROBERT L. JOHNSON AND LIBERTY MEDIA OFFER".

     99.3(a)   Behrens v. Robert L. Johnson et al., C.A. No. 15921
               N.C.

     99.3(b) Harbor Finance Partners v. Peter R. Barton et al., C.A. No. 15923 N.C.

     99.3(c)   Tiger Options, L.L.C. v. Robert L. Johnson et al., C.A.
               No. 15936

     99.3(d)   Friedman v. Robert L. Johnson et al., C.A. No. 15924
               N.C.

     99.3(e)   Ramos v. Robert L. Johnson et al., C.A. No. 15941 N.C.